                                                                   EXHIBIT 10.55



                           THIS FIRST AMENDMENT TO LEASE AGREEMENT, made as of the 31st day of December, 1982, by and between CORPORATE PROPERTY INVESTORS, a Massachusetts business trust (hereinafter referred to as the "Lessor"), and 305-313 EAST 47th STREET ASSOCIATES, a New York partnership consisting of Corporate Realty Consultants, Inc., a Delaware corporation and CRC Advisory Corp., a Delaware corporation (hereinafter referred to as "Lessee").


                              W I T N E S S E T H:

         Lessor and Lessee have heretofore entered into that certain Lease Agreement dated June 22, 1982 (the "Lease") by which Lessor leased to Lessee the land only described in Exhibit A hereto (the "Land") and known as 305-313 East 47th Street in the Borough of Manhattan, City of New York, and Lessor and Lessee now desire to amend the Lease.


         NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in the Lease and herein, the parties hereby agree as follows:

         1. Article Two of the Lease is hereby amended and restated in its entirety to be and read as follows:

                  "Section 2.1. Lessee hereby covenants and agrees to pay to Lessor, at the address set forth in Section 11.1, annual rent for the Land as follows:

                                    (a) during the period commencing on the date
                           of this lease and ending December 31, 1982, an annual rental of $780,000;

                                    (b) during the period commencing January 1,
                           1983 and ending on December 31 of the year in which the fifteenth anniversary of the Date of Substantial Completion occurs (the "Base Rental Period"), an annual rental equal to $450,000;

                                    (c) during each succeeding fifteen year
                           period following the Base Rental Period (or, in the case of the last of such period the period from the commencement date of such period to the date on which this Lease expires), the first of which periods shall commence on the January 1 of the year following the end of the Base Rental Period and shall end on the December 31 of the year in which the fifteenth anniversary of the end of the Base Rental Period occurs, the succeeding fifteen year periods each to commence on the January 1 following the end of the preceding year period and to end on the date which is the fifteenth anniversary of the end of the preceding fifteen year period (or, in the case of the last such period, to the date on which this Lease expires), an annual rental equal to the greater of
                           (i) the annual rental prevailing during the preceding fifteen year period, or (ii) fifteen per cent (15%) of the Appraised Fair Market Value of the Land prevailing on December 31 of the year in which the preceding fifteen year period ends.

                  "Section 2.2. The rent shall be paid in equal monthly installments (in the case of an annual rental rate applying during a period less than a calendar year, in monthly installments equal to one-twelfth (1/12) of the annual rental rate) during the calendar year, in advance on the first day of each month or shorter period; provided, however, that in the event that the annual rent for any calendar ear is not yet known at the commencement of such year, because the Appraised Fair Market Value of the Land has not yet been determined, then Lessee shall continue to pay to Lessor monthly installments based on the annual rental prevailing in the preceding calendar year (or shorter period) until advised in writing by Lessor of the new annual rental. After notice by Lessor to Lessee of the new annual rental, Lessee shall pay, at such time as the next monthly installment is due, a sum equal to the new monthly rent plus the total amount of rent due at the new annual rental and not therefore paid to Lessor. In the event the new annual rental is less than that prevailing in the preceding calendar year, Lessee shall be entitled to a credit against future monthly installments in an amount equal to the excess of amounts theretofore paid over the new annual rent.

                           "Section 2.3. For the purposes of this Article Two, the following terms shall have the following meanings:

                           "Appraised Fair Market Value of the Land" shall mean the value of the Land as determined at Lessor's expense by Landauer Associates Inc. or another nationally recognized firm of independent real estate appraisers selected by Lessor, calculated as of December 31 of the relevant year as being the then fair market value of the Land in accordance with standard appraisal practices of the American Institute of Real Estate Appraisers or any successor organization. Such value shall be determined by the appraiser as if the Land were free and clear of this Lease, of any mortgages on the Land or the leasehold created under this Lease, and as if there were no building, structure or improvement of any kind on the Land, and the Land were available for sale in a free market consisting of willing buyers and sellers, subject only to zoning and land use restrictions then in effect. The appraiser shall render its valuation in terms of a dollar value per square foot of the Land, and the Land shall be considered to consist (unless subsequently reduced in area by condemnation or taking) of 12,562 square feet. By way of illustration, if at December 31 of the year in which the first fifteen year rental period after the Date of Substantial Completion ends, the appraisal indicated an Appraised Fair Market Value of the Land of $1,000 per square foot, the annual rental during the succeeding fifteen year rental period would be $1,000 x 12,562 x .15, or $1,884,300 per annum.

                           "Date of Substantial Completion" shall mean the earlier of (a) the date on which Lessee is first awarded a Temporary Certificate of Occupancy by the Buildings Department of the City of New York for the Improvements upon completion of Lessee's current program of construction, renovation and rehabilitation thereof, or (b) January 1, 1984. Lessor and Lessee may enter into a separate agreement setting forth the Date of Substantial Completion."

         2. In all other respects, the Lease is hereby ratified and confirmed as being in full force and effect between Lessor and Lessee. From and after the date of this

Amendment, all references herein or in the Lease to "this Lease" or words of similar import shall be read and construed to mean the Lease as amended hereby, and the Lease, as amended hereby, shall be considered a single integrated instrument.

         3. Corporate Property Investors, refers to the trustees under an Amended and Restated Declaration of Trust dated June 15, 1978, as amended, and filed in the office of the Secretary of the Commonwealth of Massachusetts. The obligations of the Lessor do not constitute personal obligations of Lessor or of its trustees, shareholders, officers, employees or agents. All persons dealing with Lessor shall look solely to the assets of Lessor for the satisfaction of any liability of Lessor in respect of this Lease, and will not seek recourse against the trustees, officers, shareholders, employees or agents of Lessor, or any of them or their personal assets, for such satisfaction.


         IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first set forth above.

                                  LESSOR:

                                  CORPORATE PROPERTY INVESTORS


                                  By: /s/ Michael L. Johnson
                                     ------------------------------------------
                                     Michael L. Johnson


                                  LESSEE:

                                  305-313 EAST 47th STREET ASSOCIATES

                                  BY:     CORPORATE REALTY CONSULTANTS, INC.
                                          General Partner


                                  By: /s/ Michael L. Johnson
                                     ------------------------------------------
                                     Michael L. Johnson

                                                                       EXHIBIT A


                  All of that certain lot, piece or parcel of land, situate, lying and being in the City, County and State of New York and bounded and described as follows:

BEGINNING at a point in the northerly side of Forty-Seventh Street, distant one hundred feet easterly from the intersection of the northerly side of Forty-Seventh Street and the easterly side of Second Avenue; running thence northerly parallel with Second Avenue, one hundred feet five inches to the center line of the block; thence easterly along said line one hundred and twenty-five feet; thence southerly parallel with Second Avenue, one hundred feet five inches to the northerly side of Forty-Seventh Street; and thence westerly along the northerly side of Forty-Seventh Street, one hundred and twenty-five feet to the point of BEGINNING.

Said premises being known as 305-313 East 47th Street.

                      305-313 EAST 47TH STREET ASSOCIATES,
                             a New York partnership,
                                  consisting of
                       Corporate Realty Consultants, Inc.,
                           a Delaware corporation, and
                               CRC Advisory Corp.,
                             a Delaware corporation,

                                    Mortgagor

                                       and

                          CORPORATE PROPERTY INVESTORS,
                         a Massachusetts business trust,

                                    Mortgagee


                      ------------------------------------

                       CONSOLIDATED, AMENDED AND RESTATED

                                    MORTGAGE

                                   (LEASEHOLD)


                      ------------------------------------



                  Dated:            As of January 1, 1984

                  Location:         305-313 East 47th Street
                                    New York, New York






                  RECORD AND RETURN TO:

                  Corporate Property Investors
                  230 Park Avenue, Suite 1225
                  New York, New York 10005

                  Attention:  Peter T. Bepler, II

                                    THIS CONSOLIDATED, AMENDED AND RESTATED
                           MORTGAGE made as of 1st day of January, 1984, between 305-313 EAST 47TH STREET ASSOCIATES, a New York partnership, consisting of Corporate Realty Consultants, Inc., a Delaware corporation, and CRC Advisory Corp., a Delaware corporation (hereinafter referred to as "Mortgagor"), and CORPORATE PROPERTY INVESTORS, a Massachusetts business trust (hereinafter referred to as "Mortgagee").

                              PRELIMINARY STATEMENT

                  Mortgagee has heretofore extended to Mortgagor a purchase money mortgage loan in the principal amount of $4,209,834, secured by a Mortgage dated June 22, 1982 and evidenced by a Mortgage Note of even date therewith (the "Purchase Money Mortgage"), and has heretofore extended to Mortgagor a construction mortgage loan in a maximum principal amount of $16,790,166, secured by a Mortgage dated July 1, 1982 and evidenced by a Mortgage Note of even date therewith (the "Construction Mortgage"). Interest has accrued on the outstanding principal amount of the Purchase Money Mortgage loan at the rate provided in the note to December 31, 1983 in the amount of $1,094,233.60, and Mortgagee has drawn to December 31, 1983 under the Construction Mortgage loan advances in the aggregate principal amount of $11,394,382.35, and interest has accrued to December 31, 1983 on the principal amount of such advances from time to time outstanding of $1,039,343.13. Mortgagor and Mortgagee desire to consolidate, continue and coordinate the liens of the Purchase Money Mortgage and the Construction Mortgage into a single lien secured and governed by the terms of this instrument, which shall be considered between Mortgagor and Mortgagee to constitute an amendment and restatement in full, and consolidation of, the Purchase Money Mortgage and the Construction Mortgage, and likewise desire to consolidate the outstanding principal amounts of, and accrued interest on, the Purchase Money Mortgage loan and the Construction Mortgage loan into a single loan, representing the aggregate balance of the Purchase Money Mortgage note and the Construction Mortgage note on the date hereof of $17,737,793.08, and to provide for future advances to Mortgagee up to a maximum principal amount of $3,262,206.92, or so much thereof as may be advanced, all to be evidenced by a new mortgage note of even date herewith and secured hereby, in a maximum principal amount of $21,000,000.

                  NOW THEREFORE, the parties hereto agree as follows:

                                   WITNESSETH:

                  To secure the payment of an indebtedness in the principal sum of Twenty One Million and No/100 Dollars ($21,000,000), lawful money of the United States of America, to be paid with interest (said indebtedness, interest and all other sums which may or shall become due hereunder being hereinafter collectively referred to as the "Debt") according to a certain note dated the date hereof in the principal sum of Twenty One Million and No/100 Dollars ($21,000,000) made by Mortgagor to the order of Mortgagee (hereinafter referred to as the "Note"), or so much thereof as shall be advanced thereon from time to time, Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed and assigned, and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign unto Mortgagee all right, title and interest of Mortgagor in and to the property hereinafter described, such property, rights and interests being hereinafter collectively called the "Mortgaged Property"):

                  (a) the Ground Lease and the leasehold estate created thereby (the "Ground Lease"), which Ground Lease is more fully described in Exhibit A attached hereto;

                  (b) All modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, privileges and rights of Mortgagor as tenant under the

         Ground Lease, including, but not limited to, the right, if any, of Mortgagor to renew the Ground Lease for any succeeding term or terms thereof;

                  (c) all buildings, structures and improvements now or hereafter located on the real property specified in the Ground Lease (hereinafter referred to as the "Improvements");

                  (d) all easements, rights-of-way, rights to the use of streets, ways, alleys and passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property;

                  (e) all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property, or appurtenances thereto, and usable in connection with the present or future operation and occupancy of the Mortgaged Property and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property (hereinafter collectively referred to as the

         "Equipment"), and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of New York);

                  (f) all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Mortgaged Property;

                  (g) all leases and other agreements affecting the use or occupancy of the Mortgaged Property now or hereafter entered into (hereinafter referred to as the Leases) and the rights to receive and apply the rents, issues and profits of the Mortgaged Property (hereinafter referred to as the "Rents") to the payment of the Debt;

                  (h) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

                  TOGETHER WITH the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgage in the Mortgaged Property.

                  TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the proper use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever.

                  PROVIDED, ALWAYS, and these presents are upon the express condition, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, then these presents and the estate hereby granted shall cease, determine and be void.

                  ANY Mortgagor covenants with and represents and warrants to Mortgagee as follows:

                  1. Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided for its payment in the Note and in this Mortgage.

                  2. Warranty of Title. Mortgagor warrants the title to the Mortgaged Property.

                  3. Insurance. Mortgagor (i) will keep the Improvements and the Equipment insured against loss or damage by fire and such other hazards as Mortgagee shall from time to time require in amounts approved by Mortgagee, not exceeding in the aggregate 100% of the full insurable value of the Improvements and the Equipment and (ii) will maintain rental and business interruption insurance and such other forms of insurance coverage with respect to the Mortgaged Property as Mortgagee shall from time to time require in amounts approved by Mortgagee. All policies of insurance (hereinafter referred to as the "Policies") shall be issued by an insurer lawfully doing business in New York and acceptable to Mortgagee and shall contain the standard New York mortgage clause endorsement or an equivalent endorsement satisfactory to Mortgagee naming Mortgagee as the person to which all payments made by such insurance company shall be paid. Mortgagor shall pay the premiums for the Policies as the same become due and payable. At the request of Mortgagee, Mortgagor will assign and deliver duplicates or certificates of the Policies to Mortgagee. Not later than thirty (30) days prior to the expiration date, of each of the Policies, Mortgagor will deliver to Mortgagee a renewal policy together with evidence of payment of premium satisfactory to Mortgagee. Sums paid to Mortgagee by any insurer may be retained and applied by Mortgagee toward payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper or, at the discretion of Mortgagee, the same may be paid, either in whole or in part, to Mortgagor for such purposes as Mortgagee shall designate. If Mortgagee shall receive and retain such insurance proceeds, the lien of this

Mortgage shall be reduced only by the amount thereof received and retained by Mortgagee and actually applied by Mortgagee in reduction of the Debt. The provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire shall not apply to the terms of this Mortgage.

                  4. Payment of Taxes, etc. Mortgagor shall pay all taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the premises on which the leasehold is located now or hereafter levied or assessed against the Mortgaged Property (hereinafter referred to as the "Taxes") prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof. Mortgagor shall deliver to Mortgagee, upon request, receipted bills, cancelled checks and other evidence satisfactory to Mortgagee evidencing the payment of the Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law of the nonpayment thereof.

                  5. Escrow Fund. Mortgagor will, at the option of the Mortgagee, pay to Mortgagee, on the first day of each calendar month one-twelfth of an amount (hereinafter referred to as the Escrow Fund) which would be sufficient to pay the Taxes payable, or estimated by Mortgagee to be payable, during the ensuing twelve (12) months. Mortgagee will apply the Escrow Fund to payments required to be made by Mortgagor pursuant to paragraph 4 hereof. If the amount of the Escrow Fund shall exceed the amounts due pursuant to paragraph 4 hereof, Mortgagee shall, in its discretion, (a) return any excess to Mortgagor, (b) credit such excess against the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper, or (c) credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If the Escrow Fund is not sufficient to pay the Taxes, as the same becomes payable, Mortgagor shall pay to Mortgagee, upon request, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Escrow Fund may be commingled with the general funds of Mortgagee and shall constitute additional security for the Debt and shall not bear interest.

                  6. Condemnation. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise, Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Mortgage and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Mortgagee to the discharge of the

Debt. Mortgagee may apply any such award or payment to the discharge of the Debt whether or not then due and payable in such priority and proportions and Mortgagee in its discretion shall deem proper. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the debt, whichever is less. Mortgagor shall file and prosecute its claim or claims for any such award or payment in good faith and due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such award or payment and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, Mortgagor shall, upon demand of Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever.

                  7. Leases and Rents. Subject to the term of this paragraph, Mortgagee waives the right to enter the Mortgaged Property for the purpose of collecting the rents and grants

Mortgagor the right to collect the Rents. Mortgagor shall hold the Rents, or an amount sufficient to discharge all current sums due on the Debt, in trust of or use in payment of the Debt. The right of Mortgagor to collect the Rents may be revoked by Mortgagee upon any default by Mortgagor as shall be set forth in the notice of such revocation. Following such notice Mortgagee may retain and apply the Rents toward payment of the Debt in such priority and proportions as Mortgagee, in its discretion, shall deem proper, or to the operation, maintenance and repair of the Mortgaged Property. Mortgagor shall not, without the consent of Mortgagee, make, or suffer to be made, any Leases or cancel or modify any Leases or accept prepayments of instalments of the Rents for a period of more than one (1) month in advance or further assign the whole or any part of the Rents. Mortgagee shall have all of the rights against tenants of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York. Mortgagor shall (a) fulfill or perform each and every provision of the Leases on the part of Mortgagor to be fulfilled or performed, (b) promptly send copies of all notices of default which Mortgagor shall send or receive under the Leases to Mortgagee, and (c) enforce, short of termination of the Leases, the performance or observance of the provisions thereof by the tenants thereunder. In addition to the rights which Mortgagee may have herein, in the event of default under this Mortgage, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Mortgagor. Upon default in any such payment, Mortgagor will vacate and surrender possession of the Mortgaged Property to Mortgagee, or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise. Nothing contained in this paragraph shall be construed as imposing on Mortgagee any of the obligations of the lessor under the Leases.

                  8. Maintenance of the Mortgaged Property. Mortgagor shall caused the Mortgaged Property to be maintained in good condition and repair and will not commit or suffer to be committed any waste of the Mortgaged Property. The Improvements shall not be removed, demolished or materially altered, without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, and shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty (including any casualty for which insurance was not obtained or obtainable) or which may be affected by any proceeding of the character referred to in paragraph 6 hereof and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Premises. If such casualty shall be covered by the Policies, Mortgagor's obligation to repair, replace or rebuild such portion of the Mortgaged Property shall be contingent upon Mortgagee paying Mortgagor the proceeds of the Policies, or such portion thereof as shall be sufficient to complete such repair, replacement or rebuilding, whichever is less. Mortgagor will not, without obtaining the prior consent of Mortgagee, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof.

                  9. Estoppel Certificates. Mortgagor, within ten (10) days after request by Mortgagee and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Debt and the offsets or defenses thereof, if any.

                  10. Transfer or Encumbrance of the Mortgaged Property. No part of the Mortgaged Property shall in any manner be further encumbered, sold, transferred or conveyed, or permitted to be further encumbered, sold, transferred or conveyed, without the consent of Mortgagee. The provisions of this paragraph shall apply to each and every such further encumbrance, sale, transfer or conveyance, regardless of whether or not Mortgagee has consented thereto, or waived by its action or inaction its rights hereunder with respect to any such previous further encumbrance, sale, transfer or conveyance.

                  11. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, and shall be deemed given when postmarked and addressed as follows:

                  If to Mortgagor:

                  305-313 East 47th Street Associates
                  In care of Corporate Realty Consultants, Inc.,
                  230 Park Avenue
                  New York, NY 10169

                  If to Mortgagee:

                  Corporate Property Investors
                  230 Park Avenue
                  New York, NY 10169

Each party may designate a change of address by notice to the other party, given at least five (5) days before such change of address is to become effective.

                  12. Sale of Mortgaged Property. If this Mortgage is foreclosed, the Mortgaged Property, or any interest therein, may, at the discretion of Mortgagee, be sold in one or more parcels or in several interests or portions and in any order or manner.

                  13. Changes in Laws Regarding Taxation. In the event of the passage after the date of this Mortgage of any law of the State of New York deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgage for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Note or the Debt, Mortgagee shall have the right, at its option, to declare the Debt due and payable on a date specified in a prior notice to Mortgagor of not less than thirty (30) days.

                  14. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Debt.

                  15. Offsets, Counterclaims and Defenses. Any assignee of this Mortgage and the Note shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which Mortgagor may have against any assignor of this Mortgage and the Note and no such offset, counterclaim or defense shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage and/or the Note and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor.

                  16. Other Security for the Debt. Mortgagor shall observe and perform all of the terms, covenants and provisions contained in the Note and in all other mortgages and other instruments or documents evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Note, this Mortgage or the loan evidenced and secured thereby.

                  17. Documentary Stamps. If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Note or this Mortgage, Mortgagor will pay for the same, with interest and penalties thereof, if any.

                  18. Right of Entry. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times.

                  19. Books and Records. Mortgagor will keep and maintain or will cause to be kept and maintained on a fiscal year basis in accordance with generally accepted accounting practices consistently applied proper and accurate books, records and accounts reflecting all of the financial affairs of Mortgagor and all items of income and expense in connection with the operation of the Mortgaged Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, whether such income or expense be realized by Mortgagor or by any other person whatsoever excepting lessees unrelated to and unaffiliated with Mortgagor who have leased from Mortgagor portions of the Mortgaged Property for the purpose of occupying the same. Mortgagee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Mortgagor or other person maintaining such books, records and accounts and to make copies or extracts thereof as Mortgagee shall desire. Mortgagor will furnish Mortgagee annually, within sixty (60) days next following the end of each fiscal year of Mortgagor, with (i) a complete executed copy of an audited financial statement prepared by a certified public accountant acceptable to Mortgagee covering the operation of the Mortgaged Property for such fiscal year and containing a fully itemized statement of profit and loss and of surplus and a balance sheet, and (ii) a complete executed copy of an audited financial statement of Mortgagor for such fiscal year prepared by a certified public accountant acceptable to Mortgagee and containing a fully itemized statement of profit and loss and of surplus and a balance sheet. The fiscal year of Mortgagor presently runs from November 1st to October 31st and the fiscal year of Mortgagor shall not be subsequently changed without prior notice to Mortgagor. Within sixty (60) days after the end of each fiscal year of Mortgagor, Mortgagor shall furnish to Mortgagee a certificate signed by a duly authorized representative of Mortgagor certifying on the date thereof either that there does not or does not exist an event which constitutes, or which upon notice or lapse of time or both would constitute, a default under the Note or this Mortgage and if such event exists, the nature thereof and the period of time it has existed. Mortgagor shall furnish to Mortgagee, within ten (10) days after request, such further detailed information covering the operation of the Mortgaged Property and the financial affairs of Mortgagor, or any affiliate of Mortgagor, as may be requested by Mortgagee.

                  20. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affected or pertaining to the Mortgaged Property.

                  21. Defaults. The Debt shall become due at the option of Mortgagee upon the occurrence of any one of the following events:

                  (a) if any portion of the Debt is not paid within twenty (20) days after the same is due;

                  (b) if Mortgagor shall fail to pay within twenty (20) days of notice and demand by Mortgagee, any instalment of any assessment against the Mortgaged Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic instalments and is or may become a lien on the Mortgaged Property, notwithstanding the fact that such instalment may not be due and payable at the time of such notice and demand;

                  (c) if any Federal tax lien is filed against Mortgagor and/or the Mortgaged Property and the same is not discharged of record within thirty (30) days;

                  (d) if without the consent of Mortgagee any part of the Mortgaged Property or any interest therein is in any manner further encumbered, sold, transferred or conveyed, or if any Improvement or the Equipment (except for normal replacement of the Equipment) is removed, demolished or materially altered, or if the Mortgaged Property is not kept in good condition and repair;

                  (e) if the Policies are not kept in full force and effect, or if the Policies are not assigned and delivered to Mortgagee upon request;

                  (f) if without the consent of Mortgagee any Leases are made, cancelled or modified or if any portion of the Rents is paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

                  (g) if any representation or warranty of Mortgagor, or of any person (hereinafter referred to as a Guarantor) guaranteeing payment of the Debt or any portion thereof or performance by Mortgagor of any of the terms of this Mortgage made herein or in any such guaranty, or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Note, this Mortgage, or any such guaranty, shall prove false or misleading in any material respect;

                  (h) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors;

                  (i) if a receiver, liquidator or trustee of Mortgagor or any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Federal Bankruptcy Act, or any similar Federal or state statute, shall be filed by or against Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or any Guarantor shall be instituted and, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (j) if Mortgagor shall be in default under the Note or under any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Note, this Mortgage or the loan evidenced and secured thereby, or otherwise secured by the Mortgaged Property;

                  (k) if Mortgagor shall continue to be in default under any of the other terms, covenants or conditions of this Mortgage for five (5) days after notice from Mortgagee, in the case of any default which can be cured by the payment of a sum of money, or for ten (10) days after notice from Mortgagee, in the case of any other default, provided that if such default cannot reasonably be cured within such ten (10) day period and Mortgagor shall have commenced to cure such default within such ten (10) day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) day period shall be extended for so long as it shall require Mortgagor in the exercise of due diligence to cure such default;

                  (l) if Mortgagor shall be in default under any mortgage or deed of trust covering any part of the Mortgaged Property which is superior in lien to this Mortgage; or

                  (m) if the Mortgaged Property shall become subject (i) to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any mechanic's, materialman's or other lien and such lien shall remain undischarged or unbonded for thirty
         (30) days.

                  22. Right to Cure Defaults. If default in the performance of any of the covenants of Mortgagor herein occurs, Mortgagee may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Mortgaged Property or any portion thereof without thereby becoming liable to Mortgagor or any person in possession thereof holding under Mortgagor. If Mortgagee shall remedy such a default or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, the costs and expenses thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this paragraph, shall be paid by Mortgagor to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such default or in appearing in, defending, or bringing any such action or proceeding shall be paid by Mortgagor to Mortgagee upon demand, with interest at 15% per annum, or at the maximum interest rate which Mortgagor may by law pay, whichever is lower, for the period after notice from Mortgagee that such costs or expenses were incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee pursuant to the terms of this Mortgage, with interest, shall be secured by this Mortgage.

                  23. Late Payment Charge. If any portion of the Debt is not paid within fifteen (15) days after the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to 3% of such unpaid portion of the Debt as a late payment charge, and such amount shall be secured by this Mortgage.

                  24. Appointment of Receiver. Mortgagee, in any action to foreclose this Mortgage or upon the actual or threatened waste to any part of the Mortgaged Property or upon the occurrence of any default hereunder, shall be at liberty, without notice, to apply for the appointment of a receiver of the Rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Mortgaged Property as security for the Debt, or the solvency or insolvency of any person then liable for the payment of the Debt.

                  25. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligation to pay the Debt at the time and in the manner provided for its payment in the Note and this Mortgage by reason of (i) failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof,
(ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt, or (iii) any agreement or stipulation between Mortgagee and any subsequent owner or owners of the Mortgaged Property or other person extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, without first having obtained the consent of Mortgagor, and in the latter event, Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Note and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee may release any person at any time liable for the payment of the Debt or any portion thereof or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Note and/or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

                  26. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

                  27. Construction. The terms of this Mortgage shall be construed in accordance with the laws of the State of New York.

                  28. Security Agreement. This Mortgage is both a Real Property Mortgage and a Security Agreement. The Mortgage Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property.

                  29. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby mortgaged or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention of facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the Lien hereof upon the Mortgaged Property.

                  30. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                  31. Filing of Mortgage, etc. Upon notice by the Mortgagee, Mortgagor will cause forthwith, and thereafter from time to time, this Mortgage and any security instrument evidencing the lien hereof or creating a lien upon the Mortgaged Property, and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the

Mortgaged Property or any instrument of further assurance. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

                  32. Usury Laws. This Mortgage and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage or the Note Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

                  33. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of

Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive.

                  34. Recovery of Sums Required To Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

                  35. Marshalling. Mortgagor waives and releases any right to have the Mortgaged Property marshalled.

                  36. Authority. Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Mortgage and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

                  37. Actions and Proceedings. Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, feels should be brought to protect its interest in the Mortgaged Property.

                  38. Inapplicable Provisions. If any term, covenant or condition of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

                  39. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

                  40. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and/or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein", the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Note", the word "Note" shall mean "the Note or any other evidence of indebtedness secured by this Mortgage", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein, and the word "Debt" shall mean all sums secured by this Mortgage. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  41. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

                  42. No Oral Change. This Mortgage may not be modified, amended, changed, discharged or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, change, discharge or termination is sought.

                  43. Trust Fund. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

                  44. Building Loan. To the extent of the future advances provided for hereunder, this Mortgage shall constitute a building loan mortgage, the proceeds of which are loaned for the purpose of financing the construction of certain improvements on the Premises. The proceeds of the building loan advances secured hereby are to be advanced by Mortgagee to Mortgagor from time to time as requested by Mortgagor and as required for such construction.

                  45. Prepayment After Event of Default. If following the occurrence of any default under this Mortgage remaining uncured beyond the expiration of any applicable grace period and an exercise by Mortgagee of its option to declare the Debt immediately due, Mortgagor shall tender payment of an amount sufficient to satisfy the entire Debt at any time prior to a sale of the Mortgaged Property, and if at the time of such tender prepayment of the principal balance of the Note is prohibited, Mortgagor shall, in addition to the entire Debt, also pay to Mortgagee any amount equal to the difference between
(a) interest which would have accrued on the principal balance of the Note at the rate specified in the Note from the date of such exercise of Mortgagee's option as aforesaid to the Maturity Date specified in the Note and (b) interest which Beneficiary would receive if the principal balance of the

Note would have been invested, on the date of such exercise, in United States Treasury Securities having a maturity on (or as close as possible to) the Maturity Date.

                  46. Corporate Property Investors. Corporate Property Investors refers to the trustees under the Amended and Restated Declaration of Trust, dated June 15, 1978, as amended, and filed in the office of the Secretary of the Commonwealth of Massachusetts. The obligations of Mortgagee do not constitute personal obligations of the trustees, officers, shareholders, employees or agents. All persons dealing with Mortgagee shall look solely to the assets of Mortgagee for satisfaction of any liability of Mortgagee in respect of this Agreement, and will not seek recourse against such trustees, officers, shareholders, employees or agents or any of them or any of their personal assets for such satisfaction.

                  IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage the day and year first above written.

                                    305-313 EAST 47th STREET ASSOCIATES,


                                      by CORPORATE REALTY CONSULTANTS, INC.,
                                            as General Partner,

                                      by /s/ Corporate Realty Consultants, Inc.
                                         --------------------------------------

STATE OF NEW YORK:                  )
                                    )       ss:
COUNTY OF NEW YORK                  )

         On this 3rd day of August, 1998, before me personally came Michael L. Johnson, to me known, who, being by me duly sworn, did depose and say that he resides at 320 Central Park West, New York, New York; that he is a Vice President of CORPORATE REALTY CONSULTANTS, INC., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 230 Park Avenue, New York, New York; that said corporation is a General Partner of 305-313 East 47th Street Associates, a New York partnership, the firm described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order, and he acknowledged to me that the said instrument was executed by said corporation for and in behalf of said partnership.



                                              ---------------------------------

                                    EXHIBIT A


                  The Ground Lease referred to in Subparagraph (a) in the description of the "Mortgaged Property" is that certain lease agreement, dated June 22, 1982 between Corporate Property Investors, a Massachusetts business trust, as lessor, and 305-313 East 47th Street Associates, a New York partnership consisting of Corporate Realty Consultants, Inc., a Delaware corporation, and CRC Advisory Corp., a Delaware corporation, as lessee. The leasehold created thereby affects the property described in Exhibit A-1 attached hereto.

                                   EXHIBIT A-1



                  ALL of that certain lot, piece or parcel of land, situate, lying and being in the City, County and State of New York and bounded and described as follows:


BEGINNING at a point in the northerly side of Forty-Seventh Street, distant one hundred feet easterly from the intersection of the northerly side of Forty-Seventh Street and the easterly side of Second Avenue; running thence northerly parallel with Second Avenue, one hundred feet five inches to the center line of the block; thence easterly along said line one hundred and twenty-five feet; thence southerly parallel with Second Avenue, one hundred feet five inches to the northerly side of Forty-Seventh Street; and thence westerly along the northerly side of Forty-Seventh Street, one hundred and twenty-five feet to the point of BEGINNING.

Said premises being known as 305-313 East 47th Street.

                                 LEASE AGREEMENT


                  This Lease Agreement, made and entered into this 22 day of June, 1982, by and between CORPORATE PROPERTY INVESTORS, a Massachusetts business trust (hereinafter referred to as "Lessor"), and 305-313 EAST 47TH STREET ASSOCIATES, a New York Partner ship, consisting of Corporate Realty Consultants, Inc., a Delaware corporation ("CRC") and CRC Advisory Corp., a Delaware corporation (hereinafter referred to as "Lessee").

                              W I T N E S S E T H :

                  Lessor is the owner of the land known as 305-313 East 47th Street, New York, New York as described on Exhibit A attached hereto (the "Land"). Lessee has simultaneously with the execution of this Lease purchased the buildings and improvements located on the Land (hereinafter collectively referred to as the "Improvements" and individually as an "Improvement"). Lessor desires to lease the Land to Lessee and Lessee desires to lease the Land from Lessor on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

                                   ARTICLE ONE
                                  TERM AND USE

                  Section 1.1. The term of this Lease shall begin on June 22, 1982, and shall continue for ninety-nine (99) years, ending May 31, 2081. The Land may be used, occupied and enjoyed by the Lessee for any and all lawful purposes, subject to earlier termination as hereinafter provided.

                                   ARTICLE TWO
                                     RENTAL

                  Section 2.1. Lessee hereby covenants and agrees to pay to Lessor at the address set forth in Section 11.1, annual rent for the Land, effective as of January 1 of each calendar year, equal to the sum of (i) $780,000 and (ii) 10% of any increase in the fair market value of the Improvements located on the Land in excess of $15,000,000. The rent shall be paid in equal monthly installments in advance on the first day of each month; provided, however, in the event that the annual rent for the new calendar year is not yet known due to the fact that the fair market value of the Improvements has not yet been determined for such year, then, in such event, Lessee shall continue to pay to Lessor the previous year's rent in monthly installments until notified by Lessor of the rent for the new calendar year. After notice by Lessor to Lessee of the new fair market value of the Improvements and of a change in the annual rent, Lessee shall pay, at such time as the next monthly installment of rent shall be due, the sum of the new monthly rent and the total amount of any increase in monthly rent that had accrued. In the event of any decrease in the annual rent as a result of a decrease in the fair market value of the Improvements, the total amount of such decrease that had accrued shall be credited against the monthly rent that shall next fall due; provided that in no event shall the annual rent be less than $780,000.


                  Section 2.2. The fair market value of the Improvements shall be calculated as of December 31 of each year by capitalizing the cash flow of the Improvements after operating expenses, but prior to the payment by the Lessee of (i) any rent payable hereunder or (ii) debt service on any mortgage encumbering the Improvements or Lessee's interest in the Land, at the rate of 12.5% per annum.

                                  ARTICLE THREE
                                      TAXES

                  Section 3.1. As additional rent, Lessee further covenants and agrees to bear, pay and discharge all taxes, governmental charges, assessments and all levies, general and special, ordinary and extraordinary, of any name, nature and kind whatsoever, which may be fixed, charged, levied, assessed or otherwise imposed upon the Land, except any income, capital gains, franchise tax and any tax imposed on the rentals and revenues received by Lessor hereunder that may be payable by Lessor under any existing or future tax law of the United States or any other country or the State or City of New York, or any other state, or any subdivision thereof. Lessee shall pay such taxes, charges, assessments and levies to the public officers charged with the collection thereof before the same shall become delinquent; provided, however, that Lessee shall have the right in good faith, at its sole cost and expense (in its own name or in the name of Lessor) to contest any such taxes, charges, assessments and levies in accordance with, and subject to the provisions of Section 5.1 hereof.

                  Lessee at its expense shall upon demand by Lessor secure a surety bond satisfactory in form to Lessor to secure payment of any contested item or items, in an amount not less than the entire contested amount, including any interest or penalties relating thereto.

                  Section 3.2. Lessee shall at all times save Lessor and the Land and Improvements harmless from all such taxes, assessments and charges, and from all liens, penalties and interest in connection therewith, and from all public requirements as to reconstruction or repair of streets, curbs or sidewalks.

                                  ARTICLE FOUR
                                  CONSTRUCTION
                       TRANSFER UPON TERMINATION OF LEASE

                  Section 4.1. All construction work in or about the Land shall at all times be done in conformance with and in observance of all valid and applicable laws, ordinances, rules and regulations concerning such construction; provided, however, that Lessee shall have the right in good faith to contest any such law, ordinance, rule or regulation.

                  Section 4.2. Lessee covenants and agrees that any alteration, renovation or reconstruction of the Improvements shall be at Lessee's sole cost and expense and at no cost or expense to Lessor.

                  Section 4.3. The Improvements and all machinery, equipment or fixtures that may be attached to or used in connection with the operation, maintenance and protection of the Improvements as such, or the plumbing, heating, cooling, ventilation or air-conditioning thereof, including, without limiting the generality of the foregoing, all elevators, escalators, dynamos and engines, refrigerating, ventilating, air-conditioning, sanitary and plumbing fixtures, machinery and equipment, and fire prevention and extinguishing apparatus, but expressly excluding trade fixtures of Lessee, fur-nishings, floor covering and lighting equipment that may be removed without damage to the realty, shall remain upon and be surrendered with the Land as a part thereof at the termination of this Lease and Lessee agrees to execute and deliver a deed conveying title to the Improvements to Lessor at such time; provided, however, that nothing herein shall prevent or preclude Lessee from demolishing any Improvement located on the Land subject to the provisions of
Section 4.4 or making alterations, renovations, replacements or changes in the interior or exterior of any Improvement and the machinery, equipment and fixtures therein, or removing same.

                  Section 4.4. Lessee shall have the right to alter, add to, demolish or reconstruct any Improvement as often and whenever it deems proper in its sole discretion, all of which shall be performed in accordance with applicable laws, ordinances and other governmental regulations; provided that in the event of any demolition, reconstruction or alteration the rent payable by Lessee to Lessor for the remainder of the term of this lease shall not be less than the rent payable by Lessee immediately prior to such demolition, reconstruction or alteration.

                                  ARTICLE FIVE
                                      LIENS

                  Section 5.1. Except such mortgage lien or liens as are expressly permitted under the terms of this Article

Five, Lessee shall not permit any involuntary lien or other encumbrance to be placed against Lessee's leasehold interest, and if any such involuntary lien or encumbrance shall be attempted to be affixed against Lessee's leasehold interest, Lessee shall pay and discharge any indebtedness to which such lien or other encumbrance relates; provided, however, Lessee shall have the right in its discretion in good faith in accordance with Section 3.1 hereof to contest any and all such liens and encumbrances, and Lessee shall not be obligated to pay the contested item or items unless and until it has been finally determined to be valid and enforceable against Lessee or Lessee's interest in the Land.

                  Section 5.2. Upon obtaining the consent of Lessor, which consent Lessor agrees shall not be unreasonably withheld or delayed, Lessee shall at all times have the right to encumber by mortgage or other proper instrument in the nature thereof as security for any actual bona fide debt its leasehold estate hereby created or any portion thereof; provided, that any and all such encumbrances shall at all times be inferior and subject to the prior right, title and interest of Lessor under this Lease. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvement, alteration to or repair of the Land or the Improvements or any part thereof or any building or improvement at any time situated thereon, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the interest of the Lessor in the Land or any part thereof.

                  Section 5.3. If at any time after the execution and recording in the City Register for the County of New York, of any such mortgage, the mortgagee therein shall notify Lessor in writing that such mortgage has been executed and delivered by Lessee and at the same time furnish Lessor with the address to which said mortgagee desires copies of notices to be mailed, Lessor hereby agrees that it will thereafter mail to such mortgagee at the address so given a duplicate copy of any and all notices in writing which Lessor may from time to time give or serve upon Lessee under and pursuant to the terms and provisions of this Lease.

                  Section 5.4. Such mortgagee may, at its option, at any time before the rights of Lessee shall have been terminated as provided in Article Thirteen pay any of the rental due hereunder, or do any other act or thing required of or permitted to Lessee by the terms of this Lease, and all payments so made and all things so done and performed by or for any such mortgagee shall be as effective to prevent a forfeiture of the rights of Lessee hereunder as though the same had been done and performed by Lessee. Any such mortgage so given by Lessee may, if Lessee desires, be so conditioned as to provide that as between such mortgagee and Lessee, said mortgagee, on making good and performing any such default or defaults on the part of Lessee, shall be thereby subrogated to or be in the position of an assignee of any and all of the rights of Lessee under the terms and provisions of this Lease. Lessor shall be furnished with either a duplicate original or a certified copy of any such mortgage which provides that any such mortgagee on making good and performing any such default or defaults on the part of Lessee shall be thereby subrogated to or be in the position of an assignee of any and all of said rights of Lessee.

                  Section 5.5. No such mortgagee of the rights and interests of Lessee hereunder shall be or become liable to Lessor as an assignee of this Lease, or otherwise, unless it expressly assumes the liability, and no assumption shall be inferred from or shall be the result of foreclosure or other appropriate proceedings in the nature thereof or shall be the result of any other action or remedy provided for by such mortgage or by proper conveyance from Lessee pursuant to which the purchaser at foreclosure or grantee shall acquire the rights and interest of Lessee under the terms of this Lease. The rights of any such mortgagee, purchaser or grantee shall be subject to the unperformed obligations of Lessee, and in the event of a subsequent default in the performance of one or more of said obligations as hereinafter provided, Lessor may enforce the performance of this Lease as hereinafter provided.

                                   ARTICLE SIX
                       MAINTENANCE AND REPAIR OF PREMISES
                              COMPLIANCE WITH LAWS
                                    OPERATION

                  Section 6.1. Lessee agrees during the term of this Lease to take good care of the Land. Lessee further agrees that, at the end or other expiration of the term of this Lease, it will deliver up the Land and the Improvements then existing thereon in good order and condition, reasonable wear and tear excepted. All expenses arising out of Lessee's operation or use of the Land or the Improvements shall be borne by Lessee.

                  Section 6.2. Lessee shall at its expense promptly execute and fulfill all ordinances of the City of New York, or other governmental agency applicable to the Land, and all orders and requirements imposed by the Board of Health, Sanitation, Fire and Police Departments, or other govern-mental authority, for the correction, prevention and abatement of nuisances in or upon or connected with the Land because of Lessee's use thereof during the term of this Lease.

                  Section 6.3. If Lessee shall fail to pay before same become delinquent any tax, assessment or charge which it is required to pay by Article Three, or any bill for materials or labor furnished or performed in connection with the repair or maintenance of the Land as required hereunder, or shall fail to perform any obligation of Lessee required in other Sections of this Lease, Lessor after thirty (30) days' written notice to Lessee (Lessor having the right to reduce the time of such notice in order to permit it to make any payment or perform any obligation of Lessee prior to delinquency or default) shall have the right, but not the obligation, in addition to all other rights and remedies to make any or all of such payments and perform any or all of such obligations of Lessee, and if it does so Lessor shall be subrogated to the rights, titles and interests of all persons whose claims it has paid, and Lessee agrees forth with to repay to Lessor, all sums thus paid by Lessor in order to perform Lessee's obligations, together with inter est at the rate of 2% above the prime rate charged by Citibank N.A., from the date of each such payment; provided, however, that nothing contained in this Section shall impair or affect Lessee's right to dispute or contest the validity or amount of any claim as hereinafter set forth; and provided further, that the performance by Lessor of an obligation of Lessee as herein permitted shall not impair or affect the right of Lessor to terminate this Lease in the event of an act of default by Lessee as hereinafter set forth.

                                  ARTICLE SEVEN
                                   ASSIGNMENT
                                    INDEMNITY

                  Section 7.1. Lessee may not sublease the Land in whole or in part without the consent of Lessor. Lessee may also not assign this Lease without the consent of Lessor, which consent shall not be unreasonably withheld or delayed. It shall be deemed reasonable for Lessor to withhold its consent to any proposed assignee, if any such assignee does not (i) have a recognized reputation and capability for the management of first class office buildings in the Borough of Manhattan and (ii) have a net worth substantially comparable to Lessee under generally accepted accounting practices as certified by a certified public accountant. In addition, any assignee of this Lease shall expressly assume all of the terms and conditions hereof. If at any time after the execution and delivery of an instrument whereby this Lease is assigned, or the Land or any part thereof is sublet, if the assignee or sublessee therein shall notify Lessor in writing that such an instrument of assignment or subletting has been executed and delivered by Lessee and at the same time furnish Lessor with the address to which said assignee or sublessee desires copies of notices to be mailed or designate some person or corporation in the City of New York, as the agent and representative of the assignee or sublessee for the purpose of receiving copies of notices, Lessor hereby agrees that it will thereafter mail either to such assignee or sublessee at the address so given a copy of any and all notices in writing which Lessor may from time to time give or serve upon Lessee under and pursuant to the terms of this Lease; provided, however, that in no event shall Lessor be required to give such notice to more than three addressees who may be assignees or sublessees. If notices to more than three addresses would otherwise be required under this provision, such addressees shall be required to designate an agent or agents, but not more than three, for the purposes of such notice. Each such assignee or sublessee, immediate or remote, unless restrained by the muniments of title under which he holds, shall have like power of assignment and subletting on the same conditions and subject to the same restrictions as those imposed herein on Lessee.

                  Section 7.2. All property of every kind which may be placed upon the Land during the lease term shall be at the sole risk of Lessee or those claiming under it and Lessor shall not be liable to Lessee, or to any other person whatsoever, for any injury, loss or damage to any person or property upon the Land, or upon the sidewalks contiguous thereto. Lessee hereby covenants and agrees to assume all liability for or on account of any injury, loss or damage above described, and to save Lessor harmless therefrom. Lessor shall not be liable for injury or damage which may be sustained by person or property by Lessee or any other person caused (i) by the street or subsurface, (ii) by interference with light or other incorporeal hereditaments, (iii) by operations by or for governmental agencies in the construction of any public or quasi-public work, or (iv) from any other source or by any cause whatsoever.

                  Section 7.3. Lessee shall at its own expense provide and keep in force for the protection of Lessor and Lessee, comprehensive general liability insurance in which Lessor shall be named as an additional assured in such limits of liability in respect of bodily injury for each person and for each occurrence and in respect of property damage for each occurrence in such amounts as shall reason ably protect both Lessor and Lessee against the risks described in Section 7.2, but not less than $2,000,000 coverage for bodily injury to each person and not less than $10,000,000 coverage for bodily injury for each occurrence.

Such policy or policies shall cover the Land and any side walks, streets and ways adjoining the Land or any of the situations named in Section 7.2, and shall be issued by a reputable insurance company or companies reasonably accept able to Lessor, and copies of such policies or certificates shall be delivered to Lessor.

                                  ARTICLE EIGHT
                         CONDEMNATION AND EMINENT DOMAIN

                  Section 8.1. If during the term of this Lease the Land shall be taken by any public authority for any public use or by condemnation or eminent domain proceedings, and such taking relates to the entire fee simple estate in the Land as well as the right, title and interest of Lessee, then this Lease shall terminate as of the date of such taking, and all rights, titles, interests, covenants, agreements and obligations of the parties hereto thereafter accruing shall cease and terminate except as hereinafter set forth. In the event of such taking the entire compensation and damages (if not apportioned by the condemnation decree) shall be fairly and equitably apportioned between Lessor and Lessee in accordance with the respective damage and loss sustained by the fee simple estate (subject to the leasehold estate) and the leasehold estate granted hereunder.

                  Section 8.2. If during the term of this Lease a material part of the Land shall be taken and the remaining portion of the Land cannot reasonably be used or utilized for the purposes for which the Land were being used at the time of the taking, Lessee shall have the right and option upon thirty (30) days' written notice to Lessor to terminate this Lease, in which event the provisions of Section 8.1 shall be applicable as of the date of such termination.

                  Section 8.3. If during the term of this Lease a portion of the Land shall be temporarily taken, and this Lease is not terminated pursuant to
Section 8.2, or if any condemnation for a temporary period ending before the expiration of the term of this Lease shall be made, it is agreed that in such event the rights, duties and obligations of the parties under the terms of this Lease shall then be modified fairly and equitably with such abatement of rent and other payments and obligations as shall fairly and equitably adjust the rights, duties and obligations of the parties hereto under the changed circumstances. Any compensation and damages that may be awarded as the result of any such taking shall be fairly and equitably apportioned between Lessor and Lessee in accordance with the respective damage and loss sustained by the fee simple estate (subject to the leasehold estate) and the leasehold estate granted hereunder. In the event that a permanent taking of a portion of the Land occurs, the rent thereafter payable shall be reduced in the same proportion as the area of the portion taken shall bear to the total area of the Land immediately prior to the taking, said rent reduction to be based on the then effective rental rate, subject to adjustment in accordance with the terms of this Lease.

                                  ARTICLE NINE
                                     NOTICES

                  Section 9.1. All notices, demands, consents, approvals or other communications hereunder shall be in writing and shall be deemed to have been given (i) 72 hours after the same are sent by certified or registered mail, postage prepaid, or (ii) when delivered, in each case, to the parties at the following addresses:

                  Lessor:  CORPORATE PROPERTY INVESTORS
                           230 Park Avenue
                           New York, New York 10169

                  Lessee:  305-313 EAST 47TH STREET ASSOCIATES
                           c/o Corporate Realty Consultants, Inc.
                           230 Park Avenue
                           New York, New York 10169

or at such other addresses as each party may designate by notice to the other party.

                  Section 9.2. The word "Lessor" as used in this Lease shall extend to and include all other persons, whether natural or artificial, who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Lessor in the Land, and all of the covenants, agreements, conditions and stipulations herein contained shall inure to the benefit of and shall be jointly and severally binding upon Lessor and its successors, assigns, grantees, heirs, executors and administrators, and of any and all persons who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Lessor in the Land. "Lessee" as used in this instrument shall extend to and include the party executing this instrument as Lessee, as well as all other persons, whether natural or artificial, who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Lessee in the Land, and all of the covenants, agreements, conditions, and stipulations herein contained shall inure to the benefit of and shall be binding upon the party executing this instrument as Lessee (subject to the limitation as provided in Article Twelve) and its successors, assigns, grantees, heirs, executors and administrators, and of any and all persons who shall, at any time or from time to time during the term of this Lease succeed to the interest and estate of Lessee hereby created in the Land.

                                   ARTICLE TEN
                               EXISTING AGREEMENTS
                                RIGHTS AND LEASES
                                 QUIET ENJOYMENT

                  Section 10.1. Lessor represents and warrants that it owns good and indefeasible fee simple title to the Land and Lessor further warrants that Lessee shall have a good and indefeasible leasehold estate in and to the Land subject to any easements or restrictions of record, and covenants that Lessee, on paying the rent and performing his agreements and obligations as aforesaid, shall and may at all times peaceably and quietly have, hold and enjoy the Land during the term of this Lease.

                  Section 10.2. Lessor warrants that there are no existing deed restrictions or encroachments. Lessor further warrants to Lessee that there are no persons or tenants in possession of the Land under leases or otherwise other than those set forth on Exhibit B attached hereto.

                                 ARTICLE ELEVEN
                                     WAIVERS

                  Section 11.1. Any and all waivers by Lessor or Lessee shall be in writing. No waiver by Lessor or Lessee of any default or breach by the other of any covenant, condition, agreement, provision or stipulation herein con-tained shall be deemed as a waiver of any other or subsequent default or breach of the same or any other covenant, condition, agreement, provision or stipulation hereof.

                                 ARTICLE TWELVE
                        LIMITATION OF LIABILITY OF LESSEE

                  Section 12.1. In the event of assignment of this Lease to an assignee in accordance with the terms and conditions of Section 7.1 and an assumption by such assignee of the obligations of the Lessee hereunder, the assignor shall be released from liability, provided that Lessee shall have given to Lessor an assignment instrument, or true copy thereof, evidencing the assignment of this Lease and the agreement of the assignee to accept the assignment unconditionally and to be bound by all the terms, conditions and covenants of Lessee hereunder.

                                ARTICLE THIRTEEN
                                     DEFAULT
                                    REMEDIES

                  Section 13.1 In the event of a default on the part of Lessee in the payment of rent, or ad valorem taxes, governmental charges, assessments or levies, or default on the part of Lessee (i) pursuant to the terms of any mortgage or note between Lessor and Lessee or (ii) in the satisfaction of any other lien created or suffered to be created by Lessee (other than the lien permitted by Section 5.2 hereof), if Lessor shall execute and deliver to Lessee and each mortgagee in accordance with the provisions of Section 5.3 of this Lease a written notice specifying such default, and if the default thus specified by such notice shall continue for a period of sixty (60) days from and after the date of such notice, then in such event Lessor shall have the full right at its election to forfeit this Lease or pursue any other legal remedy; provided, however, that if Lessee shall have executed and delivered, in accordance with the provisions of Section 5.2 of this Lease, a mortgage, or other proper security instrument, and the mortgagee therein shall have notified Lessor of such fact and furnished Lessor with the address to which copies of notices shall be sent in accordance with the provisions of Section 5.3 of this Lease, then insofar, and only insofar, as the rights of any such mortgagee or trustee authorized under the provisions of Section 5.2 of this Lease are concerned, Lessor shall have the right to declare this Lease forfeited only if the default specified by said notice shall continue for an additional period (in addition to the original sixty (60) day period) of thirty (30) days after the date of said original notice.

                  Section 13.2. In the event of any breach of any covenant of this Lease by Lessee other than those mentioned in Section 13.1 above, then Lessor shall have the right to execute and deliver to Lessee and to each mortgagee in accordance with the provisions of Section 5.3 of this Lease a written notice specifying such default, and unless within ninety (90) days from and after the date of said notice Lessee or any mortgagee shall have commenced to remove or to cure such default and shall thereafter proceed with reasonable diligence to completely remove or cure such default, then in such event Lessor shall have the full right at its election to forfeit this Lease or pursue any other legal remedy; provided, however, that if any mortgagee of Lessee's interest under a mortgage or other encumbrance created under Section 5.2 of this Lease is not in actual possession of the Land at the time of such default, then the time within which such mortgagee may commence to cure such default shall be extended until such mortgagee can obtain actual possession; provided that during such interim the mortgagee under a mortgage of the leasehold estate authorized by Section 5.2 shall pay or cause to be paid all rents, taxes, governmental charges, assessments and levies and all liens created or suffered to be created by Lessee (other than the lien held by it) and provided for hereunder as and when same shall become due under the terms of this Lease.

                  Section 13.3. In the event it shall become necessary for Lessor to employ an attorney to collect any rent due under this Lease or to enforce any of the other covenants of the Lessee, Lessee shall be liable and responsible for the payment of reasonable attorneys' fees to Lessor's attorneys.

                                ARTICLE FOURTEEN
                                  MISCELLANEOUS

                  Section 14.1. Each party hereto agrees that upon the request of the other it will forthwith execute and deliver for recording in the City Register for the County of

New York, a short form lease agreement designating the parties, describing the Land and setting out the term of this Lease, and incorporating all the terms hereof by reference hereto.

                  Section 14.2. All titles or captions of Articles herein are used for convenience only, and shall not control or affect the meaning or construction to be placed on the language contained in the various Articles of this Lease.
                  Section 14.3. It is understood and agreed that Lessor expressly reserves the right to mortgage Lessor's interest in the Land.

                  Section 14.4. Rent on Net Return Basis. It is intended that the rent provided for in this Lease shall be an absolutely net return to Lessor for the term of this Lease, free of any loss, expenses, charges, or other deduction with respect to the Land, including without limitation maintenance, repairs, insurance, taxes and assessments imposed upon or related to the Land, except as otherwise expressly provided herein.

                  Except as otherwise expressly provided herein, no abatement, diminution or reduction of the annual rent or of other charges required to be paid by Lessee pursuant to the terms of this Lease shall be claimed by, or allowed to, Lessee for any inconvenience, interruption, cessation or loss of business or otherwise, caused, directly or indi-rectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city governments, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any matter or thing resulting therefrom, or by any other cause or causes beyond the control of Lessor, nor shall this Lease be affected by any such causes.

                  Section 14.5. Corporate Property Investors. Corporate Property Investors refers to the trustees under the Amended and Restated Declaration of Trust, dated June 15, 1978, as amended, and filed in the office of the Secretary of the Commonwealth of Massachusetts. The obligations of Lessor do not constitute personal obligations of the trustees, officers, shareholders, employees or agents. All persons dealing with Lessor shall look solely to the assets of Lessor for satisfaction of any liability of Lessor in respect of this Agreement, and will not seek recourse against such trustees, officers, shareholders, employees or agents or any of them or any of their personal assets for such satisfaction.

                  IN WITNESS WHEREOF, this Lease is executed as of the date set forth above.

                                     LESSOR:

                                     CORPORATE PROPERTY INVESTORS,

                                       by /s/ Peter Bepler
                                          ------------------------------
                                                      Vice President

                                     LESSEE:

                                     305-313 EAST 47TH STREET ASSOCIATES,

                                     CORPORATE REALTY CONSULTANTS, INC.,
                                         General Partner

                                        by /s/ Peter Bepler
                                           ------------------------------
                                                      Vice President


                                     CRC ADVISORY CORP.,
                                       General Partner

                                       by  /s/ Peter Bepler
                                           ------------------------------
                                                      Vice President

STATE OF NEW YORK,         )
                           ) ss.:
COUNTY OF NEW YORK,        )


                  On this 22nd day of June, 1982, before me personally came Peter T. Bepler, II, to me known, and who, being duly sworn, did depose and say:
That he resides at 142 East 71st Street, New York, New York; that he is the Vice President of CORPORATE REALTY CONSULTANTS, INC., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 230 Park Avenue, New York, New York; that said corporation is a General Partner of 305-313 East 47th Street Associates, a New York partnership, the firm described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such a corporate seal; that it was affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order, and he acknowledged to me that the said instrument was executed by said corporation for and in behalf of said partnership.



                                                     /s/ Murray Cohen
                                                     ---------------------------

                                                                       EXHIBIT B


         305-313 East 47th Street

         SCHEDULE OF TENANTS

         Building/Floor                          Tenancy Status                       Square Footage
         --------------                          --------------                       --------------

         305 East 47th Street
         --------------------

         Basement                                Vacant                                        7,500

         Ground Floor                            Dixie Color Corp.                             6,750

         2nd Floor                               Vacant                                        6,750

         3rd Floor                               Loewy machinery                               2,400
                                                 Atelier Ettinger                              1,980
                                                 Vacant                                        2,370

         4th Floor                               Vacant                                        6,750

         5th Floor                               Vacant                                        6,750

         6th Floor                               Loewy Machinery                               6,750

         7th Floor                               Atelier Ettinger                              6,500

         8th Floor                               Arkay Packaging                               2,200
                                                 Warren Associates                             3,900

         9th Floor                               J.L. Gordon Architects                       5,800

         10th Floor                              Zuberry Associates                            5,400

         11th Floor                              Vacant                                        5,100

         12th Floor                              A&D Color Lab                                 1,735
                                                 Harper & George                               3,265

         311-313 East 47th Street
         ------------------------

         Basement                                Warren Associates                             2,000

         Ground Floor                            Lee Rothberg Productions                      5,000

         2nd Floor                               Barry Blueprint                               5,000

         3rd Floor                               P. Podemski                                  5,000

         4th Floor                               Vacant                                        5,000

         STATE OF NEW YORK,         )
                                    ) ss.:
         COUNTY OF NEW YORK,        )


                  On this 22nd day of June, 1982, before me personally came Peter T. Bepler, II, to me known, and who, being duly sworn, did depose and say:
That he resides at 142 East 71st Street, New York, New York; that he is the Vice President of CRC ADVISORY CORP., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 230 Park Avenue, New York, New York; that said corporation is a General Partner of 305-313 East 47th Street Associates, a New York partnership, the firm described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such a corporate seal; that it was affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order, and he acknowledged to me that the said instrument was executed by said corporation for and in behalf of said partnership.



                                                     /s/ Murray Cohen
                                                     --------------------------

STATE OF NEW YORK,         )
                           ) ss.:
COUNTY OF NEW YORK,        )


                  On this 22nd day of June, 1982, before me personally came Peter T. Bepler, II, to me known, who, being by me duly sworn, did depose and say that he resides at 142 East 71st Street, New York, New York; that he is the Vice President of CORPORATE PROPERTY INVESTORS, a Massachusetts business trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the board of trustees of said trust, and that he signed his name thereto by like order.



                                                     /s/ Murray Cohen
                                                     --------------------------

                                    EXHIBIT A


                           ALL of that certain lot, piece or parcel of land, situate, lying and being in the City, County and State of New York and bounded and described as follows:


         BEGINNING at a point in the northerly side of Forty-Seventh Street, distant one hundred feet easterly from the intersection or the northerly side of Forty-Seventh Street and the easterly side of Second Avenue; running thence northerly parallel with Second Avenue, one hundred feet five inches to the center line of the block; thence easterly along said line one hundred and twenty-five feet; thence southerly parallel with Second Avenue, one hundred feet five inches to the northerly side of Forty-Seventh Street; and thence westerly along the northerly side of Forty-Seventh Street, one hundred and twenty-five feet to the Point of BEGINNING.

         Said premises being known as 305-313 East 47th Street.